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                                  EXHIBIT (23)

                             Consents of Deloitte &
                                 Touche L.L.P.







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INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement No. 33-94014 on Form S-8 of Richman Gordman 1/2 Price Stores, Inc. of our reports dated April 4, 1997, appearing in and incorporated by reference in the Annual Report on Form 10-K of Richman Gordman 1/2 Price Stores, Inc. for the year ended February 1, 1997.



/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP

Omaha, Nebraska
April 4, 1997